UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12

374WATER INC.
(Name of Registrant as Specified In Its Charter)

______________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Proactive Investors Interview

On October 27, 2025, Stephen Jones, Interim President and Chief Executive Officer and a director of 374Water Inc. (“374Water” or the “Company”), participated in an interview on Proactive Investors. The following is an excerpt from the video segment:

Question: Lastly Steve, I just want to ask you, in researching the Company I took a look at one of the news releases that you talked about. You filed a preliminary proxy statement in relation to a reverse stock split. So, I’m just trying to get some insight from you as to why you are pursuing that option.

Answer: Sure, so our board believes that maintaining our listing on Nasdaq, which is where we are traded, is in the best interests of the Company and its shareholders and it's prudent.  To maintain this listing, Nasdaq requires that the stock price trades above a $1 for 10 consecutive trading days prior to January 12, 2026.

Obviously, our goal is to meet this requirement through normal business operations but if we are not successful the Board felt it was appropriate to request shareholder approval to effect the reverse stock split to ensure we retain that Nasdaq listing.

The reverse stock split should lead to a higher share price which would allow us to more readily access capital and facilitate future financing for our technology roll out and our on-site WDS business model.

This is also a great opportunity, quite frankly, to attract a wider investor audience. Certain institutional shareholders, they look at companies, and they will only invest if the stock price is at a certain price level. We want to shoot for that larger base.

And then, I guess I’ll say lastly we filed the preliminary proxy statement last week, as you pointed out, because when you look at SEC requirements and Nasdaq requirements, we needed to begin that process now.  And note that the shareholders will vote on this at the appropriate time, and we will see what their view is on this important decision. As I said, the board through it was prudent at this point to at least start that process.

Cautionary Language on Forward-Looking Statements

Certain statements in this communication are "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, as amended. These statements relate to future events or our future financial performance, including statements relating to whether 374Water will be able to maintain its Nasdaq listing, whether 374Water will be able to broaden its institutional shareholder base, provide increased liquidity, and further enhance shareholder value, and 374Water’s ability to destroy PFAS and other waste streams at scale, and 374Water’s future prospects and involve known and unknown risks, uncertainties, and other factors that may cause 374Water’s actual results, levels of activity, performance, or 374Water’s achievements or those of its industry to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements may be identified by the use of words like "may," "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," "estimate," "project," "consider," "predict," "potential," "feel," or other comparable terminology. 374Water has based these forward-looking statements on its current expectations, assumptions, estimates, beliefs, and projections. While 374Water believes these expectations, assumptions, estimates, and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which involve factors or circumstances that are beyond the 374Water’s control. These and other important factors, including those discussed under "Risk Factors" and elsewhere in 374Water’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, in 374Water’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025 and in 374Water’s Preliminary Proxy Statement on Schedule 14A filed with the SEC on October 24, 2025, as well as 374Water’s subsequent filings with the SEC, may cause actual results, performance, or achievements to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements herein are made only as of the date they were first issued, and unless otherwise required by applicable securities laws, 374Water disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

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Important Stockholder Information

On October 24, 2025, the Company filed a preliminary proxy statement with the SEC in connection with its solicitation of proxies for its 2025 Special Meeting. THE COMPANY’S STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT, THE ACCOMPANYING PROXY CARD, AND ANY AMENDMENTS AND SUPPLEMENTS TO THESE DOCUMENTS WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE SPECIAL MEETING AND THE PROPOSALS FOR WHICH THE COMPANY IS SEEKING STOCKHOLDER APPROVAL. Stockholders may obtain the proxy statement, any amendments or supplements to the proxy statement, and other documents as and when filed by the Company with the SEC without charge from the SEC’s website at www.sec.gov. and from the Company by following the instructions included in the preliminary proxy statement and the definitive proxy statement when available.

Participant Information

The Company, its directors, certain of its officers, and other employees are or will be “participants” (as defined in Section 14(a) of the U.S. Securities Exchange Act of 1934, as amended), including through this communication, in the solicitation of proxies from the Company’s stockholders in connection with the matters to be considered at the 2025 Special Meeting. The identity, their direct or indirect interests (by security holdings or otherwise), and other information relating to the participants is available in the Company’s preliminary proxy statement on Schedule 14A filed with the SEC on October 24, 2025, in the section entitled “SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT”. All these documents are or will be available free of charge at the SEC’s website at www.sec.gov.

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